Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information is based on the historical financial information of Walter Investment Management Corp., or Walter Investment or the Company, GTCS Holdings, LLC and its subsidiaries, or Green Tree, and Reverse Mortgage Solutions, Inc. and its subsidiaries, or RMS, and has been prepared to reflect the acquisition of RMS on November 1, 2012 by a wholly-owned subsidiary of Walter Investment, or the Acquisition, as well as equity and convertible debt offerings occurring in October 2012, collectively, the Transactions. The pro forma data in the unaudited pro forma condensed combined balance sheet as of September 30, 2012 assume that the Transactions had occurred on September 30, 2012. The data in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011 and the nine months ended September 30, 2012 assumes that the Transactions had occurred on January 1, 2011. The pro forma condensed combined statements of operations for the year ended December 31, 2011 also include the impact of the acquisition of Green Tree on July 1, 2011 as if it had occurred on January 1, 2011. For additional information relating to the Green Tree pro forma adjustments, refer to the Company's Form 8-K/A filed with the Securities and Exchange Commission, or SEC, on August 29, 2011. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (i) directly attributable to the acquisition of Green Tree and RMS, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes:

•

audited historical consolidated financial statements of Walter Investment for the year ended December 31, 2011, and the related notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011;

•

audited historical consolidated financial statements of RMS for the year ended December 31, 2011, and the related notes included as exhibit 99.1 in the Company’s Form 8-K filed with the SEC on October 15, 2012;

•

unaudited historical interim condensed consolidated financial statements of Walter Investment as of, and for the nine months ended, September 30, 2012 and the related notes included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012;

•

unaudited historical interim condensed consolidated financial statements of RMS as of, and for the nine months ended, September 30, 2012 and the related notes included within this report as exhibit 99.2; and

•

unaudited historical interim condensed consolidated financial statements of Green Tree as of, and for the six months ended, June 30, 2011 and the related notes included as exhibit 99.3 in the Company's Form 8-K/A filed with the SEC on August 29, 2011.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to reflect the results of operations or the financial position of the combined company that would have resulted had the acquisition of RMS, the acquisition of Green Tree and the offerings been effective during the periods presented or the results that may be obtained by the combined company in the future. The unaudited pro forma condensed combined financial information as of and for the periods presented does not reflect future events that may occur after the Transactions, including, but not limited to, synergies or revenue enhancements arising from the proposed Acquisition. Future results may vary significantly from the results reflected in the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2012

(in thousands)

	Historical				Pro Forma Adjustments Relating to the Equity Offering		Pro Forma Adjustments Relating to the Convertible Debt Offering		Pro Forma Adjustments Relating to the RMS Acquisition		Condensed Pro Forma Combined
	Walter Investment	RMS	Reclassification	RMS—After Reclassification
Assets:			L
Cash and cash equivalents	$38,536	$20,698	$(1,125)	$19,573	$289,800	A	$(4,718)	A	$(95,000)	A	$248,191
Restricted cash and cash equivalents	391,788	—	1,125	1,125	—		—		—		392,913
Residential loans	2,187,113	4,784,208	—	4,784,208	—		—		199,142	B	7,170,463
Receivables, net	208,284	6,572	(2,468)	4,104	—		16,549	M	418	E	229,355
Due from related entities	—	497	(497)	—	—		—		—		—
Servicer and protective advances, net	129,631	17,235	—	17,235	—		—		—		146,866
Servicing rights	212,697	11,506	—	11,506	—		—		11,440	B	235,643
Goodwill	471,282	—	—	—	—		—		49,919	B	521,201
Intangible assets, net	119,334	—	—	—	—		—		21,300	B	140,634
Deferred tax asset, net	—	17,116	(17,116)	—	—		—		—		—
Premises and equipment	118,810	2,419	—	2,419	—		—		13,000	B	134,229
Other real estate owned, net	—	16,119	(16,119)	—	—		—		—		—
Prepaid expenses	—	480	(480)	—	—		—		—		—
Investment in real estate held for sale	—	148	(148)	—	—		—		—		—
Investment in joint venture	—	24	(24)	—	—		—		—		—
Deposits	—	22	(22)	—	—		—		—		—
Other assets	107,711	—	16,793	16,793	—		(2,023)	M	—		122,481

Total assets	$3,985,186	$4,877,044	$(20,081)	$4,856,963	$289,800		$9,808		$200,219		$9,341,976

Liabilities:
Payables and accrued liabilities	$165,044	$15,529	$1,469	$16,998	$13,651	A	$9,274	O	$1,100	E	$206,067
Taxes payable	—	2,965	(2,965)	—	—		—		—		—
Other current liabilities	—	1,529	(1,529)	—	—		—		—		—
Servicer payables	334,653	—	—	—	—		—		—		334,653
Servicing advance liabilities	99,038	—	—	—	—		—		—		99,038
Warehouse lines of credit	—	110,358	(110,358)	—	—		—		—		—
Debt	680,757	—	110,515	110,515	—		(53,059)	M	—		738,213
Mortgage-backed debt	2,119,486	—	—	—	—		—		—		2,119,486
Liability to GNMA trusts	—	4,722,051	—	4,722,051	—		—		145,024	B	4,867,075
Capital lease obligation—long term portion	—	97	(97)	—	—		—		—		—
Deferred tax liability, net	30,525	—	(17,116)	(17,116)	—		31,667	G	37,946	B	83,022

Total liabilities	3,429,503	4,852,529	(20,081)	4,832,448	13,651		(12,118)		184,070		8,447,554

Stockholders' equity:
Preferred stock	—	—	—	—	—		—		—		—
Common stock	289	—	—	—	69	C	—		9	C	367
Additional paid-in capital	191,571	10,000	—	10,000	276,080	C	48,923	G	31,337	C	557,911
Retained earnings	363,315	14,515	—	14,515	—		(26,997)	D, M	(15,197)	D	335,636
Accumulated other comprehensive income	508	—	—	—	—		—		—		508

Total stockholders' equity	555,683	24,515	—	24,515	276,149		21,926		16,149		894,422

Total liabilities and stockholders' equity	$3,985,186	$4,877,044	$(20,081)	$4,856,963	$289,800		$9,808		$200,219		$9,341,976

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

(in thousands, except per share data)

	Historical				Pro Forma Adjustments Relating to the Equity and Convertible Debt Offerings		Pro Forma Adjustments Relating to the RMS Acquisition		Condensed Pro Forma Combined
	Walter Investment	RMS	Reclassification	RMS—After Reclassification
Revenues:			L
Servicing revenue and fees	$305,556	$—	$23,534	$23,534	$—		$—		$329,090
Interest income on loans	117,697	108,194	(107,898)	296	—		—		117,993
Insurance revenue	54,100	—	—	—	—		—		54,100
Change in fair value of mortgage servicing rights	—	(336)	336	—	—		—		—
Loan administration fees	—	13,557	(13,557)	—	—		—		—
Asset management fees	—	9,977	(9,977)	—	—		—		—
Software development fees	—	4,325	(4,325)	—	—		—		—
Loan origination fees	—	346	(346)	—	—		—		—
Consulting fees and other income	—	244	(244)	—	—		—		—
Gain on sales of investment in real estate	—	54	(54)	—	—		—		—
Gain on sales of mortgage loans	—	8	(8)	—	—		—		—
Other revenues	13,259	—	4,915	4,915	—		—		18,174

Total revenues	490,612	136,369	(107,624)	28,745	—		—		519,357

Expenses:
Salaries and benefits	165,498	18,169	—	18,169	—		—		183,667
Interest expense	134,347	94,104	(90,297)	3,807	(9,183)	N	—		128,971
Retail loan origination expenses	—	1,502	(1,502)	—	—		—		—
Loan servicing expenses	—	1,144	(1,144)	—	—		—		—
Professional fees	—	946	(946)	—	—		—		—
Rent and occupancy	—	643	(643)	—	—		—		—
Telephone, postage and delivery	—	563	(563)	—	—		—		—
Advertising and promotional expenses	—	415	(415)	—	—		—		—
Travel and entertainment	—	456	(456)	—	—		—		—
Software and equipment expenses	—	394	(394)	—	—		—		—
General and administrative	90,584	1,044	6,063	7,107	—		(1,900)	E	95,791
Depreciation and amortization	73,729	435	—	435	—		6,247	F	80,411
Provision for loan losses	8,122	1,666	—	1,666	—		(1,666)	K	8,122
Other expenses	7,396	—	—	—	—		—		7,396

Total expenses	479,676	121,481	(90,297)	31,184	(9,183)		2,681		504,358

Other Gains (Losses):
Net fair value gains (losses)	8,674	—	17,265	17,265	—		29,363	K	55,302
Other	—	—	62	62	—		—		62

Total other gains (losses)	8,674	—	17,327	17,327	—		29,363		55,364

Net income (loss) before income taxes	19,610	14,888	—	14,888	9,183		26,682		70,363

Income tax (expense) benefit	(7,636)	(5,555)	—	(5,555)	(3,490)	H	(10,139)	H	(26,820)

Net income (loss)	$11,974	$9,333	$—	$9,333	$5,693		$16,543		$43,543

Weighted average shares outstanding
Basic	28,902				6,900		891		36,693
Diluted (1)	29,158				6,900		891		36,949
Earnings per share									I
Basic	$0.40								$1.19
Diluted	0.40								1.18

(1)	Potentially dilutive securities consisting of stock options, totaling 0.8 million, for the nine months ended September 30, 2012, were excluded from the combined per share calculation above because of their antidilutive effect. The shares of common stock issuable upon conversion of the convertible senior subordinated notes may result in dilution to our earnings per share. No dilutive effect was given to an assumed conversion as the shares were antidilutive during the nine months ended September 30, 2012.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(in thousands, except per share data)

	Historical
	Year Ended December 31, 2011				Six Months Ended June 30, 2011	Pro Forma Adjustments Relating to the Green Tree Acquisition	Pro Forma Adjustments Relating to the Equity and Convertible Debt Offerings		Pro Forma Adjustments Relating to the RMS Acquisition		Condensed Pro Forma Combined
	Walter Investment	RMS	Reclassification	RMS—After Reclassification	Green Tree
Revenues:			L		J	J
Servicing revenue and fees	$186,177	$—	$16,706	$16,706	$155,094	$—	$—		$—		$357,977
Interest income on loans	164,794	140,302	(139,933)	369	267	778	—		—		166,208
Insurance revenue	41,651	—	—	—	31,247	—	—		—		72,898
Change in fair value of mortgage servicing rights	—	1,069	(1,069)	—	—	—	—		—		—
Loan administration fees	—	11,104	(11,104)	—	—	—	—		—		—
Asset management fees	—	5,602	(5,602)	—	—	—	—		—		—
Software development fees	—	3,321	(3,321)	—	—	—	—		—		—
Loan origination fees	—	177	(177)	—	—	—	—		—		—
Consulting fees and other income	—	92	(92)	—	—	—	—		—		—
Gain on sales of investment in real estate	—	202	(202)	—	—	—	—		—		—
Gain on sales of mortgage loans	—	20	(20)	—	—	—	—		—		—
Other revenues	9,852	—	3,590	3,590	8,905	(1,120)	—		—		21,227

Total revenues	402,474	161,889	(141,224)	20,665	195,513	(342)	—		—		618,310

Expenses:
Salaries and benefits	117,736	16,089	—	16,089	103,643	—	—		—		237,468
Interest expense	136,246	128,956	(127,140)	1,816	17,877	35,097	(13,224)	N	—		177,812
Retail loan origination expenses	—	953	(953)	—	—	—	—		—		—
Loan servicing expenses	—	1,014	(1,014)	—	—	—	—		—		—
Professional fees	—	812	(812)	—	—	—	—		—		—
Rent and occupancy	—	757	(757)	—	—	—	—		—		—
Telephone, postage and delivery	—	558	(558)	—	—	—	—		—		—
Advertising and promotional expenses	—	428	(428)	—	—	—	—		—		—
Travel and entertainment	—	532	(532)	—	—	—	—		—		—
Software and equipment expenses	—	333	(333)	—	—	—	—		—		—
General and administrative	78,597	1,115	5,387	6,502	32,843	(12,340)	—		—		105,602
Depreciation and amortization	53,078	733	—	733	10,841	43,044	—		6,699	F	114,395
Provision for loan losses	6,016	1,139	—	1,139	—	—	—		(1,139)	K	6,016
Other expenses	18,073	—	—	—	1,552	513	—				20,138

Total expenses	409,746	153,419	(127,140)	26,279	166,756	66,314	(13,224)		5,560		661,431

Other Gains (Losses):
Net fair value gains (losses)	(1,052)	—	13,862	13,862	16,393	(16,357)	—		11,837	K	24,683
Other	2,191	—	222	222	—	—	—		—		2,413

Total other gains (losses)	1,139	—	14,084	14,084	16,393	(16,357)	—		11,837		27,096

Net income (loss) before income taxes	(6,133)	8,470	—	8,470	45,150	(83,013)	13,224		6,277		(16,025)

Income tax (expense) benefit	(63,162)	(3,214)	—	(3,214)	(6,457)	84,349	(5,025)	H	(2,385)	H	4,106

Net income (loss)	$(69,295)	$5,256	$—	$5,256	$38,693	$1,336	$8,199		$3,892		$(11,919)

Weighted average shares outstanding
Basic	27,593					899	6,900		891		36,283
Diluted (1)	27,593					899	6,900		891		36,283

Earnings (loss) per share											I
Basic	$(2.51)										$(0.33)
Diluted	(2.51)										(0.33)

(1)	Potentially dilutive securities consisting of stock options, totaling 0.7 million, for the year ended December 31, 2011, were excluded from the combined per share calculation above because of their antidilutive effect. The shares of common stock issuable upon conversion of the convertible senior subordinated notes may result in dilution to our earnings per share. No dilutive effect was given to an assumed conversion as the shares were antidilutive during the year ended December 31, 2011.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of Acquisition

On August 31, 2012, Walter Investment entered into a Stock Purchase Agreement, or the Purchase Agreement, with RMS, JAM Special Opportunities Fund, L.P., as a stockholder seller and as the sellers' representative, and the other stockholder sellers (collectively, the "Sellers"). Under the terms of the Purchase Agreement, the Company (through an assignee and wholly-owned subsidiary of the Company, or the Buyer) agreed to acquire 100% of the stock of RMS for aggregate consideration of $130.9 million (net of transaction expenses in excess of $1.5 million, which were borne by the Sellers) that would be paid at closing in the form of $95.0 million in cash and 891,625 shares of Walter Investment's common stock. The Stock Consideration was valued at $25 million for purposes of the Purchase Agreement based on the average closing price of $28.05 per share as reported on The New York Stock Exchange Composite Transaction Tape for the period from August 20, 2012 through August 30, 2012. The Acquisition was closed on November 1, 2012.

2. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical financial statements of Walter Investment and RMS. The acquisition method of accounting is based on the accounting guidance on business combinations and uses the fair value concepts defined in the accounting guidance on fair value measurements. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, the acquisition method of accounting requires that the consideration transferred be measured at the date the acquisition is completed at its then-current market price. Accordingly, the assets acquired and liabilities assumed are recorded as of the acquisition date at their respective fair values and added to those of Walter Investment. The financial statements and reported results of operations of Walter Investment issued after completion of the Acquisition will reflect these values. Prior periods will not be retroactively restated to reflect the historical financial position or results of operations of RMS.

Pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are directly attributable to the Acquisition and debt and equity offerings and are factually supportable. Pro forma adjustments reflected in the unaudited pro forma condensed combined statements of operations are based on items directly attributable to the Acquisition and financing transactions, factually supportable and expected to have a continuing impact on Walter Investment. As a result, the unaudited pro forma condensed combined statements of operations exclude acquisition costs and other costs that will not have a continuing impact on Walter Investment, although these items are reflected in the unaudited pro forma condensed combined balance sheet.

The pro forma adjustments reflecting the Acquisition under the acquisition method of accounting are based on estimates and assumptions. The Company’s management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the Acquisition and that the pro forma adjustments give appropriate effect to those assumptions that are applied in the unaudited pro forma condensed combined financial statements.

Certain amounts in RMS's historical balance sheet and statements of income have been conformed to Walter Investment's presentation.

3. Accounting Policies

RMS is in the process of being integrated with the Company. This integration includes a review by Walter Investment of RMS's accounting policies. As a result of that review, Walter Investment may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements. At this time, Walter Investment is not aware of any differences that would have a material impact on the combined financial statements that have not been adjusted for in the pro forma financial information. Accounting policy differences may be identified after completion of the integration.

4. Purchase Price

The purchase price of the Acquisition is as follows:

Consideration Transferred	(in thousands)
Cash to owners of RMS	$95,000
Company common stock (891,265 shares at $46.39 per share)	41,346

Total consideration transferred	$136,346

The Stock Consideration was valued at $25 million for purposes of the Purchase Agreement based on the average closing price of $28.05 per share as reported on The New York Stock Exchange Composite Transaction Tape for the period from August 20, 2012 through August 30, 2012.

5. Pro Forma Adjustments

A.	Represents the pro forma adjustments to reflect the funding of the Acquisition and proceeds obtained from the equity offerings that will be used to enhance the Company's liquidity in anticipation of potential growth opportunities, including acquisitions, and for working capital and general corporate purposes. The pro forma adjustments consist of: (1) the concurrent issuance of 891,265 shares of the Company's common stock at an offering price of $46.39 per share; (2) the concurrent offering of 6.9 million shares of the Company's common stock at an offering price of $42.00 per share, net of related costs of $13.7 million; and (3) the concurrent offering of $290.0 million aggregate principal amount of convertible senior subordinated notes, net of related costs of $9.6 million, with a seven year maturity which was used to partially repay Walter Investment's $265.0 million second lien senior secured term loan issued in conjunction with the acquisition of Green Tree.

(in thousands)
Equity and Convertible Debt Offerings:
Issuance of Walter Investment common stock for financing of the Acquisition and other general corporate purposes, including acquisitions	$289,800
Issuance of Walter Investment convertible senior subordinated notes	290,000
Repayment of second lien senior secured term loan	(294,718)

Net cash provided by offerings	285,082
RMS Acquisition:
Issuance of Walter Investment common stock to sellers of RMS	41,346
Total consideration transferred	(136,346)

Cash to owners of RMS	(95,000)

Net pro forma adjustments relating to cash	$190,082

B.	Reflects allocation of purchase price to record amounts at their estimated fair value assuming the Acquisition occurred on September 30, 2012. Management has performed a preliminary allocation of the purchase price to major assets and liabilities in the accompanying unaudited pro forma condensed combined financial statements based on estimates. The final allocation of purchase price may differ significantly from the pro forma amounts included herein. The fair value of premises and equipment, servicing rights, identified intangible assets and goodwill was estimated based on cash flow analyses and related analytical procedures. The fair value of securitized Home Equity Conversion Mortgages, or HECMs, and the liability to Ginnie Mae, or GNMA, Trusts was estimated based on the net present value of projected cash flows over the estimated life of the HECM loans and liability to GNMA Trusts. The valuation considers assumptions that a market participant would consider in valuing the assets or liability, including but not limited to, assumptions for prepayments, credit and discount rates. The detailed estimated preliminary purchase price allocation assuming the Acquisition occurred on September 30, 2012 is as follows:

(in thousands)
Assets:
Cash and cash equivalents	$19,573
Restricted cash and cash equivalents	1,125
Residential loans	4,983,350
Receivables	4,104
Servicer and protective advances	17,235
Servicing rights	22,946
Goodwill	49,919
Intangible assets	21,300
Premises and equipment	15,419
Other assets	16,793

Total assets acquired	5,151,764

Liabilities:
Payables and accrued liabilities	16,998
Debt	110,515
Liability to GNMA trusts	4,867,075
Deferred tax liability	20,830

Total liabilities assumed	5,015,418

Fair value of net assets acquired	$136,346

C.	Reflects the elimination of RMS's historical stockholders' common stock and additional paid-in capital including the impact of the issuance of equity to finance the Acquisition:

(in thousands)
Eliminate RMS’s historical common stock and additional paid-in capital	$(10,000)
Record adjustment to common stock for issuance of common stock to sellers of RMS	9
Record adjustment to additional paid-in capital for issuance of common stock to sellers of RMS	41,337

Total adjustment to common stock and additional paid-in capital for the RMS Acquisition	$31,346

(in thousands)
Record adjustment to common stock for the common stock offering	69
Record adjustment to additional paid-in capital for the common stock offering	276,080

Total adjustment to common stock and additional paid-in capital for the common stock offering	$276,149

D.	Reflects the elimination of RMS's historical retained earnings, the recording of the after-tax portion of the remaining acquisition-related transaction costs estimated to be incurred at September 30, 2012 and the loss on extinguishment of the second lien senior secured term loan, net of tax, as follows:

(in thousands)
Eliminate RMS’s historical retained earnings	$(14,515)
Transactions costs incurred, net of tax	(682)
Loss on extinguishment of second lien senior secured term loan, net of tax	(26,997)

Total adjustment to retained earnings	$(42,194)

E.	Reflects estimated remaining acquisition-related transaction costs and costs incurred through the nine months ended September 30, 2012. Total acquisition-related transaction costs estimated to be incurred by Walter Investment are $3.0 million, of which $1.9M had been incurred as of September 30, 2012 and $1.1 million are remaining to be incurred. Pursuant to the business combination accounting guidance, acquisition-related transaction costs (e.g., advisory, legal, valuation and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. Acquisition-related transaction costs include advisory, legal and accounting fees. Remaining estimated transaction costs are reflected in the unaudited pro forma condensed combined balance sheet as an increase to payables and accrued liabilities, with the related tax benefits reflected as an increase to receivables, net and the after tax impact presented as a decrease to retained earnings. Transaction costs incurred during the nine months ended September 30, 2012 are reflected as a reduction to general and administrative expenses within the unaudited pro forma condensed combined statement of operations due to their non-recurring nature.

F.	Reflects the estimated impact on depreciation and amortization for the fair value adjustment for premises and equipment, servicing rights and identified intangible assets using an estimated useful remaining life range of one and a half to ten years. Walter Investment has based these adjustments on preliminary estimates of the fair values of RMS's premises and equipment and identified intangible assets and, therefore, the actual fair values assigned may differ materially and the impact on depreciation and amortization expense may also be materially different than the estimates provided herein.

G.	Reflects the estimated accounting impact of the convertible feature of the convertible senior subordinated notes, net of related issue costs, as well as the resulting deferred tax liability.

H.	Reflects the income tax effect of pro forma adjustments calculated at an estimated rate of 38%. The effective rate of the combined company could be significantly different depending upon post-acquisition activities of the combined company.

I.	Pro forma basic earnings (loss) per common share has been calculated based on the number of shares assumed to be outstanding, assuming such shares were outstanding for the full period presented. The convertible senior subordinated notes may be settled in cash, stock or a combination thereof, solely at the Company's election.

J.	Reflects the impact of the acquisition of Green Tree on July 1, 2011 as of January 1, 2011. The pro forma adjustments include pro forma interest expense, including the amortization of debt discount and debt issuance costs, resulting from the issuance of debt in order to consummate this transaction, the elimination of Green Tree historical interest expense related to a facility which was paid off simultaneously with the closing, the elimination of acquisition-related transaction costs due to their non-recurring nature, the elimination of the impact of the change in fair value of Green Tree's servicing rights as they are recorded at amortized cost subsequent to the closing, the recording of step-up depreciation and amortization of premises and equipment as well as identifiable intangible assets and the consequential tax effects including the impact due to the loss of Real Estate Investment Trust status. For additional information relating to these pro forma adjustments, refer to the Company's Form 8-K/A filed with the SEC on August 29, 2011.

K.	Reflects the impact of Walter Investment's policy election to account for the HECM loans and liability to GNMA under the fair value option subsequent to the closing of the acquisition. The adjustments necessary to convert to the fair value option include (a) removing the amortization associated with the premium on the HECM loans and the liability to GNMA Trusts which decreases interest income, net, (b) removing the provision for loan losses and (c) recording the changes in fair value of the HECM loans and liability to GNMA Trusts. Future changes in fair values will be recorded in net fair value gains (losses) in the consolidated statement of operations.

L.	Reflects the reclassification to conform to the financial results of the combined companies.

M.	Reflects the issuance of the estimated debt portion of the convertible senior subordinated notes as well as the repayment of the second lien senior secured term loan and the write-off of related discount as well as deferred issue costs. The settlement resulted in a loss on debt extinguishment of $26.4 million, net of tax benefit of $16.5 million, which is presented as an increase to receivables.

(in thousands)
Deferred issue costs relating to convertible senior subordinated notes	$6,806
Write-off of deferred issue costs relating to the second lien senior secured term loan	(8,829)

Total adjustment to other assets	$(2,023)

(in thousands)
Issuance of debt portion of convertible senior subordinated notes	$206,666
Settlement of second lien senior secured term loan	(259,725)

Total adjustment to debt	$(53,059)

N.	Reflects the elimination of interest expense associated with the second lien senior secured term loan and the amortization of deferred issue costs and recording of interest on the convertible senior subordinated notes with a 4.50% interest rate. An increase of .25% per annum related to the interest rate on the convertible senior subordinated notes would increase pro forma interest expense by approximately $0.2 million for the nine months ended September 30, 2012 and the year ended December 31, 2011.

O.	Reflects total issue costs relating to the issuance of the convertible senior subordinated notes as well as payment of accrued interest associated with the second lien senior secured term loan.

(in thousands)
Issue costs relating to convertible senior subordinated notes	$9,550
Payment of accrued interest payable relating to the second lien senior secured term loan	(276)

Total adjustment to payables and accrued liabilities	$9,274

6. Pro Forma Earnings (Loss) Per Share

The following table sets forth the computation of unaudited pro forma basic and diluted earnings (loss) per share (in thousands, except per share data):

	Year ended December 31, 2011			Nine Months Ended September 30, 2012
	Loss	Shares	Per share amount	Income	Shares	Per share amount
Income (loss) per basic share	$(11,919)	36,283	$(0.33)	$43,543	36,693	$1.19
Income (loss) per diluted share	(11,919)	36,283	(0.33)	43,543	36,949	1.18

Shares utilized in the calculation of pro forma basic and diluted earnings (loss) per share are as follows (in thousands):

	Year Ended December 31, 2011	Nine Months Ended September 30, 2012
Weighted-average shares outstanding, basic	27,593	28,902
Weighted-average shares for the Green Tree acquisition	899	—
Shares issued to the sellers of RMS	891	891
Shares issued in equity offering	6,900	6,900

Total	36,283	36,693

Weighted-average shares outstanding, diluted	27,593	29,158
Weighted-average shares for the Green Tree acquisition	899	—
Shares issued to the sellers of RMS	891	891
Shares issued in equity offering	6,900	6,900

Total	36,283	36,949

Potentially dilutive securities consisting of stock options and shares issuable upon conversion of convertible senior subordinated notes were excluded from the per share calculation above for the nine months ended September 30, 2012 and the year ended December 31, 2011 because their effect was antidilutive.

The convertible senior subordinated notes may be settled in cash, stock or a combination thereof, solely at the Company's election.